                                                                 Exhibit (10)(c)



                                 August 30, 2000



Mitchell Hutchins Asset Management Inc.
1285 Avenue of the Americas
New York, New York 10019


                  Re: PaineWebber RMA California Municipal Money Fund, a series of the PaineWebber Managed Municipal Trust (the "California Fund")



                  We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the California Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the California Fund in the Registration Statement and the Prospectus for the California Fund.




                                      Very truly yours,



                                      /s/Orrick, Herrington & Sutcliffe, LLP
                                      --------------------------------------
                                             Orrick, Herrington & Sutcliffe, LLP